EXHIBIT 23.2


Independent Auditor's Consent



We consent to the incorporation by reference in the previously filed Registration Statements, file Nos. 333-0327, 333-11635, 333-11645 and 333-11663 of Grand Premier Financial, Inc. of our report dated January 31, 1996 included in this Annual Report on Form 10-K for the year ended December 31, 1996.





Hutton, Nelson & McDonald LLP
Oakbrook Terrace, Illinois
March 24, 1997